Exhibit 4.1

                   INFORMATION MANAGEMENT RESOURCES, INC.

                         FIRST AMENDED AND RESTATED
                            STOCK INCENTIVE PLAN
                        (EFFECTIVE NOVEMBER 8, 1997)
            WITH APPENDIX A (FRENCH SUB PLAN) ADDED MAY 14, 1998

                                 SECTION 1.
                                  PURPOSE

     The purpose of this Plan is to promote the interests of the Company by providing the opportunity to purchase Shares or to receive compensation which is based upon appreciation in the value of Shares to Employees and Key Persons in order to attract and retain Employees and Key Persons by providing an incentive to work to increase the value of Shares and a stake in the future of the Company which corresponds to the stake of each of the Company's shareholders. The Plan provides for the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards and Stock Appreciation Rights to aid the Company in obtaining these goals.

                                 SECTION 2.
                                DEFINITIONS

     Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular, and reference to one gender shall include the other gender.

     2.1 ADMINISTRATOR means the Board or any of its Committees or an Officer, if so designated by the Board; an Administrator shall administer the Plan, in accordance with Section 5 of the Plan.

     2.2 APPLICABLE LAWS means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where Stock Incentives are, or will be, granted under the Plan.

     2.3 BOARD means the Board of Directors of the Company.

     2.4 CHANGE OF CONTROL means (i) the acquisition by a third person, including a "person" as defined in Section 13(d)(3) of the Exchange Act, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of the directors of the Company; or (ii) as the result of, or in connection with, any tender or exchange offer, merger, consolidation or other business combination, sale of assets or one or more contested elections, or any combination of the foregoing transactions, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company.

     2.5 CODE means the Internal Revenue Code of 1986, as amended.

     2.6 COMMITTEE means a committee of Directors appointed by the Board in accordance with Section 5 of the Plan.

     2.7 COMMON STOCK means the common stock of the Company, $.10 par value per share, as defined in the Company's Articles of Incorporation, as the same may be amended from time to time, and shall also mean any other stock or securities (including any other share or securities of an entity other than the Company) for or into which the outstanding shares of such stock are hereinafter exchanged or changed.

     2.8 COMPANY means Information Management Resources, Inc., a Florida corporation, and any successor to such organization.

     2.8 EMPLOYEE means an employee of the Company, a Subsidiary or a Parent.

     2.9 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

     2.10 EXERCISE PRICE means the price which shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.

     2.11 FAIR MARKET VALUE of each Share on any date means the price determined below on the last business day immediately preceding the date of valuation:

          (a) The closing sales price per Share, regular way, or in the absence thereof the mean of the last reported bid and asked quotations, on such date on the exchange having the greatest volume of trading in the Shares during the thirty-day period preceding such date (or if such exchange was not open for trading on such date, the next preceding date on which it was open); or

          (b) If there is no price as specified in (a), the final reported sales price per Share, or if not reported, the mean of the closing high bid and low asked prices in the over-the-counter market for the Shares as reported by the National Association of Securities Dealers Automatic Quotation System, or if not so reported, then as reported by the National Quotation Bureau Incorporated, or if such organization is not in existence, by an organization providing similar services, on such date (or if such date is not a date for which such system or organization generally provides reports, then on the next preceding date for which it does so); or

          (c) If there also is no price as specified in (b), the price per Share determined by the Board by reference to bid-and-asked quotations for the Shares provided by members of an association of brokers and dealers registered pursuant to Subsection 15(b) of the Exchange Act, which members make a market in the Shares, for such recent dates as the Board shall determine to be appropriate for fairly determining current market value; or

          (d) If there also is no price as specified in (c), an amount per Share determined in good faith by the Board based on such relevant facts, which may include opinions of independent experts, as may be available to the Board.

     2.12 ISO means an option granted under this Plan to purchase Shares which is intended by the Company to satisfy the requirements of Code
Section 422 as an incentive stock option.

     2.13 KEY PERSON means (i) a member of the Board who is not an Employee, (ii) a consultant, distributor or other person who has rendered valuable services to the Company, a Subsidiary or a Parent, (iii) a person who has incurred, or is willing to incur, financial risk in the form of guaranteeing or acting as co-obligor with respect to debts or other obligations of the Company, or (iv) a person who has extended credit to the Company. Key Persons are not limited to individuals and, subject to the preceding definition, may include corporations, partnerships, associations and other entities.

     2.14 NON-ISO means an option granted under this Plan to purchase Shares which is not intended by the Company to satisfy the requirements of Code Section 422.

     2.15 OFFICER means a person who is an executive officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     2.16 OPTION means an ISO or a Non-ISO.

     2.17 PARENT means any corporation which is a parent of the Company (within the meaning of Code Section 424(e)) or a parent of a Successor.

     2.18 PARTICIPANT means an individual who receives a Stock Incentive hereunder.

     2.19 PLAN means the Information Management Resources, Inc. First Amended and Restated Stock Incentive Plan, as amended from time to time.

     2.20 RESTRICTED STOCK AWARD means the grant of Shares by the Company to Participants referenced in Section 7.4.

     2.21 SHARES means shares of the Common Stock. Share means one (1) share of Common Stock.

     2.22 STOCK APPRECIATION RIGHT means the grant of certain rights from the Company to a Participant as described in Section 7.3.

     2.23 STOCK INCENTIVE means an ISO, a Non-ISO, a Restricted Stock Award or a Stock Appreciation Right.

     2.24 STOCK INCENTIVE AGREEMENT means an agreement between the Company and a Participant evidencing an award of a Stock Incentive.

     2.25 SUBSIDIARY means any corporation which is a subsidiary of the Company (within the meaning of Code Section 424(f)) or a subsidiary of a Successor.

     2.26 SUCCESSOR means any entity which acquires all or substantially all of the assets of the Company or is the survivor or Successor entity in any merger, consolidation, reorganization, division or other Transaction in which Shares are converted into another security or into the right to receive property or another security or any combination thereof.

     2.27 SURRENDERED SHARES means the Shares described in Section 9.2 which (in lieu of being purchased) are surrendered for cash or Shares, or for a combination of cash and Shares, in accordance with Section 9.

     2.28 TEN PERCENT SHAREHOLDER means a person who owns (after taking into account the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of either the Company, a Subsidiary or a Parent.

     2.29 TERMINATION OF EMPLOYMENT WITHOUT CAUSE means a termination of employment other than a termination for (i) willful dishonesty toward or deliberate injury or attempted injury to the employer; (ii) indictment or conviction of a felony involving moral turpitude; or (iii) breach of the terms of a written employment agreement and failure to cure such breach within thirty (30) days following written notice from the employer.

     2.30 TRANSACTION means a transaction in which another entity acquires all or substantially all of the assets of the Company or is the survivor or Successor entity in any merger, consolidation, reorganization, division or other transaction in which Shares are converted into another security or into the right to receive property or another security or any combination thereof

                                 SECTION 3.
                     SHARES SUBJECT TO STOCK INCENTIVES


     The total number of Shares that may be issued pursuant to Stock Incentives under this Plan shall not exceed Ten Million Six Hundred Sixty-Eight Thousand Nine Hundred Seventy (10,668,970), as adjusted pursuant to Section 12. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to a Stock Incentive which remain after the cancellation, expiration or exchange of such Stock Incentive thereafter shall again become available for use under this Plan, but any Surrendered Shares which remain after the surrender of an ISO or a Non-ISO under Section 9 shall not again become available for use under this Plan.

                                 SECTION 4.
                               EFFECTIVE DATE


     The effective date of this Plan shall be the date it is adopted by the Board, provided the shareholders of the Company approve this Plan within twelve (12) months after such effective date. If such effective date comes before such shareholder approval, any Stock Incentives granted under this Plan before the date of such approval automatically shall be granted subject to such approval.

                                 SECTION 5.
                              ADMINISTRATION


     This Plan shall be administered by (a) the Board, (b) a Committee, which committee shall be constituted to satisfy Applicable Laws, and/or (c) one or more Officers, to the extent so designated by the Board and permitted by Applicable Laws. To the extent that an Administrator determines it to be desirable to qualify Stock Incentives granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

     An Administrator, acting in its absolute discretion, shall exercise such powers and take such actions as expressly called for under this Plan. An Administrator shall have the power to interpret this Plan and, subject to Section 14 to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. An Administrator's actions shall be binding on the Company, on each affected Employee or Key Person, and on each other person directly or indirectly affected by such actions.

     An Administrator shall act according to the policies and procedures set forth in the Plan and to those policies and procedures established by the Board, and an Administrator shall have such powers and responsibilities as are set forth by the Board. Reference to the Board in this Plan shall specifically include reference to an Administrator where the Board has delegated its authority to an Administrator, and any action by an Administrator pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan. Notwithstanding the above, the Board may assume the powers and responsibilities granted to an Administrator at any time, in whole or in part.

                                 SECTION 6.
                                ELIGIBILITY

     Except as provided below, only Employees shall be eligible for the grant of Stock Incentives under this Plan, but no Employee shall have the right to be granted a Stock Incentive under this Plan merely as a result of his or her status as an Employee. Key Persons may be eligible for the grant of Stock Incentives under this Plan, but only if the Key Person has provided, or committed to provide, valuable services to the Company, a Subsidiary or a Parent, and only if the Stock Incentive is not an ISO. Notwithstanding the foregoing, for purposes of this Section 6, "Employee" or "Key Person" may include a person who has agreed, or expressed a willingness, to become an Employee or to provide valuable services to the Company, provided that any Stock Incentive granted to any such person (i) shall not become exercisable until such person commences service as an Employee or Key Person; and (ii) shall immediately terminate if such person does not commence service as an Employee or Key Person.

                                 SECTION 7.
                         TERMS OF STOCK INCENTIVES

     7.1 TERMS AND CONDITIONS OF ALL STOCK INCENTIVES.

          (a) An Administrator, in its absolute discretion, shall grant Stock Incentives under this Plan from time to time and shall have the right to grant new Stock Incentives in exchange for outstanding Stock Incentives. Stock Incentives shall be granted to Employees or Key Persons selected by an Administrator, and an Administrator shall be under no obligation whatsoever to grant Stock Incentives to all Employees or Key Persons, or to grant all Stock Incentives subject to the same terms and conditions. Each grant of a Stock Incentive shall be evidenced by a Stock Incentive Agreement.

          (b) The number of Shares as to which a Stock Incentive shall be granted, and whether and to what extent such Shares shall possess voting rights, shall be determined by an Administrator in its sole discretion, subject to the provisions of Section 3 as to the total number of shares available for grants under the Plan.

          (c) Each Stock Incentive shall be evidenced by a Stock Incentive Agreement executed by the Company and the Participant, which shall be in such form and contain such terms and conditions as an Administrator in its discretion may, subject to the provisions of the Plan, from time to time determine.

          (d) The date a Stock Incentive is granted shall be the date on which an Administrator has approved the terms and conditions of the Stock Incentive Agreement and has determined the recipient of the Stock Incentive and the number of Shares covered by the Stock Incentive and has taken all such other action necessary to complete the grant of the Stock Incentive.

     7.2 TERMS AND CONDITIONS OF OPTIONS. Each grant of an Option shall be evidenced by a Stock Incentive Agreement which shall:

          (i) specify whether the Option is an ISO or Non-ISO; and

          (ii) incorporate such other terms and conditions as an Administrator, acting in its absolute discretion, deems consistent with the terms of this Plan, including (without limitation) a restriction on the number of Shares subject to the Option which first become exercisable or subject to surrender during any calendar year.

          In determining Employee(s) or Key Person(s) to whom an Option shall be granted and the number of Shares to be covered by such Option, an Administrator may take into account the recommendations of the President of the Company and its other officers, the duties of the Employee or Key Person, the present and potential contributions of the Employee or Key Person to the success of the Company, the anticipated number of years of service remaining before the attainment by the Employee of retirement age, and other factors deemed relevant by an Administrator, in its sole discretion, in connection with accomplishing the purpose of this Plan; provided, however, that the Board may limit the discretion of an Administrator in making such decisions if it so chooses. An Employee or Key Person who has been granted an Option to purchase Shares, whether under this Plan or otherwise, may be granted one or more additional Options.

          If an Administrator grants an ISO and a Non-ISO to an Employee on the same date, the right of the Employee to exercise or surrender one such Option shall not be conditioned on his or her failure to exercise or surrender the other such Option.

          (a) Exercise  Price.  Subject to adjustment  in  accordance  with
Section 12 and the other provisions of this Section, the Exercise Price shall be determined by the Administrator authorizing such grant and shall be set forth in the applicable Stock Incentive Agreement. With respect to each grant of an ISO to a Participant who is not a Ten Percent Shareholder, the Exercise Price shall not be less than the Fair Market Value on the date the ISO is granted. With respect to each grant of an ISO to a Participant who is a Ten Percent Shareholder, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the ISO is granted. If a Stock Incentive is a Non-ISO, the Exercise Price for each Share shall be no less than the minimum price required by applicable state law, or by the Company's governing instrument, or $0.01, whichever price is greater.

          (b) Option Term. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Incentive Agreement, but no Stock Incentive Agreement shall:

               (i) make an Option exercisable before the date such Option is granted; or

               (ii) make an Option exercisable after the earlier of the:

                    (A) the date such Option is exercised in full, or

                    (B) the date which is the tenth (10th) anniversary of the date such Option is granted, if such Option is a Non-ISO or an ISO granted to a non-Ten Percent Shareholder, or the date which is the fifth
(5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Shareholder.

          A Stock Incentive Agreement may provide for the exercise of an Option after the employment of an Employee has terminated for any reason whatsoever, including death or disability.

          (c) Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option shall be made in cash or, if the Stock Incentive Agreement provides, by delivery to the Company of a number of Shares which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of Shares the Participant intends to purchase upon exercise of the Option on the date of delivery. In addition, the Stock Incentive Agreement may provide for cashless exercise through a brokerage transaction following registration of the Company's equity securities under Section 12 of the Securities Exchange Act of 1934. Except as provided in subparagraph (f) below, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder.

          Notwithstanding the above, and in the sole discretion of an Administrator, an Option may be exercised as to a portion or all (as determined by an Administrator) of the number of Shares specified in the Stock Incentive Agreement by delivery to the Company of a promissory note, such promissory note to be executed by the Participant and which shall include, with such other terms and conditions as an Administrator shall determine, provisions in a form approved by an Administrator under which:
(i) the balance of the aggregate purchase price shall be payable in equal installments over such period and shall bear interest at such rate (which shall not be less than the prime bank loan rate as determined by an Administrator) as an Administrator shall approve, and (ii) the Participant shall be personally liable for payment of the unpaid principal balance and all accrued but unpaid interest.

          (d) Conditions to Exercise of an Option. Each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as an Administrator shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, an Administrator, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part.

          (e) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section, any Option in substitution for a stock option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as an Administrator may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued stock option being replaced thereby.

     7.3 TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Option or not in connection with an Option. A Stock Appreciation Right shall entitle the Participant to receive upon exercise or payment the excess of: (I) the Fair Market Value of a specified number of Shares at the time of exercise, over (II) a specified price which shall be not less than the Exercise Price for that number of Shares in the case of a Stock Appreciation Right granted in connection with a previously or contemporaneously granted Option, or in the case of any other Stock Appreciation Right not less than one hundred percent (100%) of the Fair Market Value of that number of Shares at the time the Stock Appreciation Right was granted. A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised. The exercise of a Stock Appreciation Right shall result in a pro rata surrender of the related Option to the extent the Stock Appreciation Right has been exercised.

          (a) Payment. Upon exercise or payment of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash or Shares (at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as an Administrator may determine.

          (b) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as an Administrator shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, an Administrator, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised in whole or in part.

     7.4 TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS. Shares awarded pursuant to Restricted Stock Awards shall be subject to restrictions for periods determined by an Administrator. An Administrator shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the Shares awarded to a Participant. An Administrator may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the Shares awarded determined at the date of grant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment.

                                 SECTION 8.
                            NON-TRANSFERABILITY

     Unless determined otherwise by an Administrator, a Stock Incentive may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. An Administrator shall have the authority and discretion to make a Stock Incentive grant assignable by a Participant to such Participant's family members, a trust for such Participant's benefit or a trust for the benefit of such Participant's family members. Provided, however, that no unvested portion of a Stock Incentive shall be assignable in whole or in part. If an Administrator makes a Stock Incentive assignable, such a Stock Incentive shall contain such additional terms and limitations as the Administrator deems appropriate.

                                 SECTION 9.
                            SURRENDER OF OPTIONS

     9.1 GENERAL RULE. An Administrator, acting in its absolute discretion, may incorporate a provision in a Stock Incentive Agreement to allow an Employee or Key Person to surrender his or Option in whole or in part in lieu of the exercise in whole or in part of that Option on any date that:

          (a) the Fair Market Value of the Shares subject to such Option exceeds the Exercise Price for such Shares, and

          (b) the Option to purchase such Shares is otherwise exercisable.

     9.2 PROCEDURE. The surrender of an Option in whole or in part shall be effected by the delivery of the Stock Incentive Agreement to an Administrator, together with a statement signed by the Participant which specifies the number of Shares ("Surrendered Shares") as to which the Participant surrenders his or her Option and how he or she desires payment be made for such Surrendered Shares.

     9.3 PAYMENT. A Participant in exchange for his or her Surrendered Shares shall receive a payment in cash or in Shares, or in a combination of cash and Shares, equal in amount on the date such surrender is effected to the excess of the Fair Market Value of the Surrendered Shares on such date over the Exercise Price for the Surrendered Shares. An Administrator,
acting in its absolute discretion, can approve or disapprove a Participant's request for payment in whole or in part in cash and can make that payment in cash or in such combination of cash and Shares as an Administrator deems appropriate. A request for payment only in Shares shall be approved and made in Shares to the extent payment can be made in whole shares of Shares and (at an Administrator's discretion) in cash in lieu of any fractional Shares.

     9.4 RESTRICTIONS. Any Stock Incentive Agreement which incorporates a provision to allow a Participant to surrender his or her Option in whole or in part also shall incorporate such additional restrictions on the exercise or surrender of such Option as an Administrator deems necessary to satisfy the conditions to the exemption under Rule 16b-3 (or any successor exemption) to Section 16(b) of the Exchange Act.

                                SECTION 10.
                           SECURITIES REGULATION

     Each Stock Incentive Agreement may provide that, upon the receipt of Shares as a result of the surrender or exercise of a Stock Incentive, the Participant shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Stock Incentive Agreement may also provide that, if so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended ("1933 Act"), and any applicable state securities law or, unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares transferred upon the exercise or surrender of a Stock Incentive granted under this Plan may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

                                SECTION 11.
                                LIFE OF PLAN

     No Stock Incentive shall be granted under this Plan on or after the earlier of:

     (a) the tenth (10th) anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Stock Incentives have been surrendered or exercised in full or no longer are exercisable, or

         (b) the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the surrender or exercise of Stock Incentives granted under this Plan) been issued or no longer are available for use under this Plan, in which event this Plan also shall terminate on such date.

                                SECTION 12.
                                ADJUSTMENT

     The number of Shares reserved under Section 3 of this Plan, and the number of Shares subject to Stock Incentives granted under this Plan, and the Exercise Price of any Options, shall be adjusted by an Administrator in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, an Administrator shall have the right to adjust (in a manner which satisfies the requirements of Code Section 424(a)) the number of Shares reserved under Section 3, and the number of Shares subject to Stock Incentives granted under this Plan, and the Exercise Price of any Options in the event of any corporate transaction described in Code Section 424(a) which provides for the substitution or assumption of such Stock Incentives. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Stock Incentives granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by an Administrator shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.

                                SECTION 13.
                               SALE OR MERGER

     13.1 SALE OR MERGER. In the event that the Company agrees to sell substantially all of its assets for another security, cash or other property, or any combination of another security, cash or other property, or agrees to any merger, consolidation, reorganization, division or other transaction in which Shares are converted into another security, cash or other property or into the right to receive another security, cash or other property, then, at the sole and complete discretion of the Company, either of the following will occur:

     (1) the Company and the Successor in any Transaction may agree that the Successor or its Parent or Subsidiary will assume all Options outstanding hereunder, or substitute or exchange outstanding Options for an equivalent interest or right in the Successor or its Parent or Subsidiary; provided, however, that to the extent the Company and Successor provide for an assumption or exchange of outstanding Options, then (i) the agreement for assumption or exchange must provide that, for each Share subject to the Option, the holder of the Option shall be entitled to receive the consideration (whether stock, cash or other securities or property) payable upon closing of the Transaction to a holder of one Share held on the effective date of the Transaction (the "Transaction Closing Date"), (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); and (ii) the aggregate exercise price of the Option shall remain unchanged; or

     (2) the Company may unilaterally cancel and terminate each outstanding Option on the Transaction Closing Date in exchange for the cash or whole Shares which each Participant otherwise would receive if he or she had the right to surrender or exercise his or her outstanding Option (to the extent vested on the Transaction Closing Date) and he or she exercised that right on a date fixed by the Board which comes before the Transaction Closing Date; to the extent unvested, all outstanding Options shall immediately terminate on the Transaction Closing Date and be of no further force and effect unless (i) the applicable Stock Incentive Agreement provides for acceleration of vesting upon the occurrence of such an event, or (ii) the Board agrees (in its sole discretion) to accelerate the vesting of any unvested portion of the Option; provided, however, that the Successor shall have the contingent obligation set forth in Section 13.2 below.

     13.2 CONTINGENT OBLIGATIONS OF A SUCCESSOR. Upon the occurrence of a Termination of Employment Without Cause of any optionee within twelve (12) months following a Change of Control, the portion of any and all Options (or any options exchanged therefor) held by such optionee that were unvested immediately prior to the Change of Control shall be deemed to have been accelerated, and immediately vested at the time of the Change of Control, and (i) to the extent such Option remains outstanding at the time of the Termination of Employment Without Cause, such Option shall be exercisable by the optionee for a period of 90 days following the Termination of Employment Without Cause; (ii) to the extent exchanged for a Successor option, the Successor option shall be exercisable for a period of 90 days following the Termination of Employment Without Cause; and (iii) to the extent the unvested portion of the Option was canceled unilaterally pursuant to Section 13.1(b), the Option shall be deemed to have been redeemed by the Successor to the full extent of the unvested portion and the Successor shall immediately owe the optionee an amount equal to the termination price per share paid for the vested portion multiplied times the number of Shares included in the unvested portion that were accelerated hereby.

                                SECTION 14.
                          AMENDMENT OR TERMINATION

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of the
Company: (a) to increase the number of Shares reserved under Section 3, except as set forth in Section 12, (b) to extend the maximum life of the Plan under Section 11 or the maximum exercise period under Section 7, (c) to decrease the minimum Exercise Price under Section 7, or (d) to change the designation of Employees or Key Persons eligible for Stock Incentives under Section 6. The Board also may suspend the granting of Stock Incentives under this Plan at any time and may terminate this Plan at any time; provided, however, the Company shall not have the right to modify, amend or cancel any Stock Incentive granted before such suspension or termination unless: (i) the Participant consents in writing to such modification, amendment or cancellation, or (ii) there is a dissolution or liquidation of the Company or a transaction described in Section 12 or
Section 13. The obligations of a Successor under Section 13 hereof shall survive the termination of this Plan pursuant to this Section 14.

                                SECTION 15.
                               MISCELLANEOUS

     15.1 SHAREHOLDER RIGHTS. No Participant shall have any rights as a shareholder of the Company as a result of the grant of a Stock Incentive to him or to her under this Plan or his or her exercise or surrender of such Stock Incentive pending the actual delivery of Shares subject to such Stock Incentive to such Participant.

     15.2 NO GUARANTEE OF CONTINUED RELATIONSHIP. The grant of a Stock Incentive to a Participant under this Plan shall not constitute a contract of employment and shall not confer on a Participant any rights upon his or her termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Stock Incentive Agreement which evidences his or her Stock Incentive.

     15.3 WITHHOLDING. The exercise or surrender of any Stock Incentive granted under this Plan shall constitute a Participant's full and complete consent to whatever action an Administrator directs to satisfy the federal and state tax withholding requirements, if any, which an Administrator in its discretion deems applicable to such exercise or surrender.

     15.4 TRANSFER. The transfer of an Employee between or among the Company, a Subsidiary or a Parent shall not be treated as a termination of his or her employment under this Plan.

     15.5 CONSTRUCTION. This Plan shall be construed under the laws of the State of Florida.

                                 APPENDIX A
       TO INFORMATION MANAGEMENT RESOURCES, INC. STOCK INCENTIVE PLAN

            RULES OF THE INFORMATION MANAGEMENT RESOURES, INC.
                            STOCK INCENTIVE PLAN
                          FOR EMPLOYEES IN FRANCE


1.   Introduction.

     The Information Management Resources, Inc. Stock Incentive Plan (hereinafter, the "Plan" or the "U.S. Plan") specifically authorizes the Administrator to establish rules applicable to options granted under the U.S. Plan, including options granted to employees in France, as the Administrator deems advisable. The Administrator has determined that it is advisable to establish a sub-plan for the purposes of permitting such options to qualify for favorable treatment in France. Therefore, the Company now establishes a sub-plan of the U.S. Plan for the purpose of granting options which quality for the favorable treatment in France applicable to options granted under Sections L.208-l up to L.208-8-2 of Law No. 066-537 of July 24, 1966. The terms of the U.S. Plan, as adopted by the Board of Directors on July 15, 1996 and amended and restated effective November 8, 1997, of which this sub-plan is a part, shall constitute the Company's stock option plan for French Employees (the "French Plan"), subject to the following provisions. Under the French Plan, the qualifying employees will be granted only stock options. In no case will they be granted substitute awards, e.g., stock bonuses, restricted stock, stock appreciation rights or other similar awards.

2.   Definitions.

     Terms used in the French Plan shall have the same meanings as set forth in the U.S. Plan.

     In addition, the term "Option" shall have the following meaning:

     a. Purchase Options that are rights to acquire shares repurchased by the Company prior to the grant of said Options; or

     b. Subscription Options that are rights to subscribe newly issued shares.

     The term "Grant Date" shall be the date on which the Administrator both (a) designates the optionee and (b) specifies the terms and conditions of the Option including the number of shares and the Option price.

     The term "Exercise Date" shall mean the fifth anniversary of the Grant
Date.

3.   Entitlement to Participate.

     Any salaried employee or corporate executive in France shall be eligible to receive Options under the French Plan, provided that he or she also satisfies the eligibility conditions of the U.S. Plan. Options may not be issued under the French Plan to employees or executives owning more than ten percent (10%) of the Company's capital shares or to individuals other than employees and corporate executives of a French subsidiary of the Company. Options may not be issued to directors of a French subsidiary unless they are employed by such subsidiary.

4.   Conditions of the Option/Option Price.

     Notwithstanding any provision in the U.S. Plan to the contrary, the conditions of the Options (option price, number of underlying shares and vesting period) will not be modified after the Grant Date, except as provided under Section 6 of the French Plan. In this respect, Options will not be repriced, regranted, nor will the time at which Options may be exercised be accelerated.

     The Option price per share of common stock payable pursuant to Options issued hereunder shall be fixed by the Administrator on the date the Option is granted, but in no event shall the Option price per share be less than the greater of:

     a. with respect to purchase Options over the common stock, the higher of either 80% of the average quotation price of such common stock during the 20 days of quotation immediately preceding the Grant Date or 80% of the average purchase price paid for such common stock by the Company;

     b. with respect to subscription Options over the common stock, 80% of the average quotation price of such common stock during the 20 days of quotation immediately preceding the Grant Date; and

     c.   the minimum Option exercise price permitted under the U.S. Plan.

5.   Exercise of an Option.

     Upon exercise of an Option, the full Option price will have to be paid either by check or credit transfer. The optionee may also give irrevocable instructions to a stockbroker to properly deliver the Option price to the Company.

     The shares acquired upon exercise of an Option will be recorded in an account in the name of the shareholder, or if the shares are held by a broker after exercise, in an account in the name of the shareholder with the broker.

     No Option can be exercised before the Exercise Date. However, in the case of death of an optionee, outstanding Options shall be immediately vested and exercisable under the conditions set forth by Section 7 of the French Plan.

6.   Changes in Capitalization.

     In compliance with French law, the Option price shall not be modified during the Option's duration. Adjustments to the Option exercise price or number of shares subject to an Option issued hereunder shall be made to preclude the dilution or enlargement of benefits under such Option only in the case of one or more of the following transactions by the Company:

     a.   an increase of corporate capital by cash contribution;

     b.   an issuance of convertible or exchangeable bonds;

     c. a capitalization of retained earnings, profits, or issuance premiums;

     d.   a distribution of retained earnings by payment in cash or shares;
          and

     e.   a reduction of corporate capital by set off against losses.

7.   Death.

     In the event of the death of a French optionee, said individual's heirs may exercise the Option within six months following the death, provided that any Option which remains unexercised shall expire six months following the date of the optionee's death.

8.   Interpretation.

     It is intended that Options granted under the French Plan shall qualify for the favorable tax and social treatment applicable to stock options granted under Sections L.208-l up to L.208-8-2 of Law No. 066-537 of July 24, 1966. The terms of the French Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws, as well as the French tax and social security administrations.

9.   Amendments.

     Subject to the terms of the U.S. Plan, the Administrator reserves the right to amend or terminate the French Plan at any time.

10.  Adoption.

     The French Plan was adopted by the Board of Directors of the Company on May 14, 1998.

                             FIRST AMENDMENT TO
                 THE INFORMATION MANAGEMENT RESOURCES, INC.
              FIRST AMENDED AND RESTATED STOCK INCENTIVE PLAN


         WHEREAS, CGI Group Inc. ("CGI") has entered into an Agreement and Plan of Merger, dated as of February 21, 2001, with IMRglobal Corp. ("IMR") and CGI Florida Corporation (a wholly-owned subsidiary of CGI) (the "Merger Agreement") pursuant to which IMR will become a wholly-owned subsidiary of CGI as of the Effective Time (as defined in the Merger Agreement);

         WHEREAS, IMR has established the First Amended and Restated Stock Incentive Plan (the "Plan"), effective November 8, 1997, which provides for the grant of stock options to employees and certain key individuals of IMR and any subsidiary or parent thereof to purchase common stock of IMR;

         WHEREAS, the Merger Agreement provides that all outstanding and unexercised stock options granted under the Plan shall cease to represent a right to acquire IMR common stock and shall be converted into options to acquire the Class A Subordinate Shares, without par value, of CGI and that CGI shall assume each IMR stock option subject to the terms of the Plan and any agreements evidencing the grants made thereunder;

         WHEREAS, pursuant to Section 12 of the Plan, the Board has the right to adjust (in a manner which satisfies the requirements of Section 424(a) of the Internal Revenue Code of 1986, as amended) the number of shares reserved under Section 3 of the Plan, and the number of shares subject to stock options granted under the Plan, and the exercise price of any options in the event of any corporate transaction described in Section 424 which provides for the substitution or assumption of such stock options;

         WHEREAS, pursuant to Section 14 of the Plan, the Plan may be amended by the Board of Directors of IMR (the "Board") from time to time to the extent that the Board deems necessary or appropriate; and

         WHEREAS, this first amendment to the Plan as follows below will not (1) increase the number of shares reserved under Section 3 of the Plan,
(2) extend the maximum life of the Plan under Section 11 or the maximum exercise period under Section 7, (3) decrease the minimum exercise price under Section 7 or (4) change the designation of employees or key individuals eligible for stock options under Section 6.


         NOW, THEREFORE, the Plan is hereby amended as follows, effective immediately following the Effective Time:

         1. The first sentence of Section 1 is amended to change the reference to "the Company's shareholders" to "CGI's shareholders."

         2. Section 2.3 (the definition of "Board"), Section 2.4 (the definition of "Change of Control"), Section 2.26 (the definition of "Successor"), Section 2.30 (the definition of "Transaction"), Section 12, Section 13.1, Section 14 and
              Section 15.1 of the Plan, and Section 2a of the Appendix to the Plan, are amended to change the references to "the Company" to "CGI."

         3. Section 2.3 is amended to add after the word "CGI" the following:

                    "or any such persons designated by the Board."

         4.   A new Section 2.4 is added to provide the following:

                    "2.4 CGI means CGI Group Inc., a company organized under the laws of the province of Quebec (Canada), and any successor to such organization."

              All subsequent subsections in Section 2 and all references thereto are hereby renumbered accordingly.

         5. Section 2.8 (formerly Section 2.7) is amended in its entirety to provide the following:

                    "2.8 COMMON STOCK means the Class A Subordinate Shares of CGI, without par value, and shall also mean any other stock or securities (including any other share or securities of an entity other than CGI) for or into which the outstanding shares of such stock are hereinafter exchanged or changed."

         6. Section 2.9 (formerly Section 2.8 referring to the definition of "Company"), Section 2.20 (formerly Section 2.19) and the title of the Plan are amended to replace the words
              "Information Management Resources, Inc." with "IMRglobal
              Corp."

         7. Section 2.12 (formerly Section 2.11) is amended in its entirety to provide the following:

                    "2.12 FAIR MARKET VALUE means, as of any specified date, the mean of the high and low sales prices of the Shares reported on the New York Stock Exchange Composite Tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Shares are so reported. In the event Shares are not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

         8. Section 2.14(i) (formerly Section 2.13(i)) and Section 4 are amended to replace the term "Board" with the words "board of the Company."

         9. Section 2.29 (formerly Section 2.28) is amended to replace the words "the Company, a Subsidiary or a Parent" with "CGI or any subsidiary or parent corporation (within the meaning of Section 424 of the Code) of CGI."

         10. The first two sentences of Section 3 are amended in their entirety to provide the following:

                    "The total number of Shares that may be issued pursuant to Stock Incentives under this Plan following the Effective Time (as defined in the Agreement and Plan of Merger, dated as of February 21, 2001, by and among the Company, CGI and CGI Florida Corporation) shall not exceed 25,563,919, as adjusted pursuant to Section 12 hereof. Such Shares shall be reserved, to the extent that CGI and the Company deem appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by CGI."

         11. The second sentence of Section 7.2(c) is amended to replace the term "Company's" with "CGI's."

         12. Section 10 is amended to change the references to "Company" to "Company or CGI".

         13. Section 11 is amended to delete the period at the end thereof and to add the following:

                    ", or

                    (c) the Effective Time as defined in the Agreement and Plan of Merger, dated as of February 21, 2001, by and among CGI, the Company and CGI Florida Corporation, in which event this Plan otherwise thereafter shall continue in effect until all outstanding Stock Incentives have been surrendered or exercised in full or no longer are exercisable."

         14. The second sentence of Section 3 of the Appendix to the Plan is amended to replace the words "the Company's capital shares" with "the Shares of Common Stock."

IN WITNESS WHEREOF, this amendment to the Information Management Resources, Inc. First Amended and Restated Stock Incentive Plan is hereby executed.



  WITNESS AS TO IMRglobal CORP.             IMRglobal CORP.

  By:  /s/ Dilip Patel                      By:  /s/ Vincent Addonisio
     -------------------------------           ---------------------------
           Dilip Patel                               Vincent Addonisio

  Date:  July 25, 2001                      Date:  July 25, 2001
         ---------------------------               -----------------------





  WITNESS AS TO CGI GROUP INC.              CGI GROUP INC.

  By:  /s/ Christiane Jodoin                By:  /s/ Serge Godin
     -------------------------------           ---------------------------
           Christiane Jodoin                         Serge Godin

  Date:  July 26, 2001                      Date:  July 26, 2001
         ---------------------------              ------------------------